Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Westfield Financial, Inc.'s Registration Statement No. 333-73132 on Form S-8 of our report dated January 28, 2002 appearing in the Annual Report on Form 10-K of Westfield Financial, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP


Stamford, Connecticut
March 28, 2002